As filed with the Securities and Exchange Commission on November 18, 2011.

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)
Oklahoma (State or other jurisdiction of incorporation or organization)	73-1395733 (I.R.S. Employer Identification No.)
6100 North Western Avenue Oklahoma City, Oklahoma (Address of principal executive offices)	73118 (Zip Code)

CHESAPEAKE ENERGY CORPORATION AMENDED AND RESTATED
LONG TERM INCENTIVE PLAN
(Full title of the plan)
Jennifer M. Grigsby
Senior Vice President,
Treasurer and Corporate Secretary
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(Name and address of agent for service)
(405) 848-8000
(Telephone number, including area code,
of agent for service)
Copies to: Connie S. Stamets, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202-2711

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                                                                                           Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐                                                                                                                          Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, $.01 par value per share	5,500,000	$25.07	$137,885,000	$15,802
(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan.

(2)
Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of Chesapeake Energy Corporation's common stock on November 17, 2011, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

By this registration statement, Chesapeake Energy Corporation (the “Company”) is registering an additional 5,500,000 shares of its common stock, $0.01 par value, issuable under the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan.  The Company has previously filed registration statements relating to 3,000,000 shares of its common stock issuable under the plan (SEC File No. 333-126191 filed on June 28, 2005), an additional 4,000,000 shares of its common stock issuable under the plan (SEC File No. 333-135949 filed on July 21, 2006), an additional 10,000,000 shares of its common stock issuable under the plan (SEC File No. 333-143990 filed on June 22, 2007), an additional 8,000,000 shares of its common stock issuable under the plan (SEC File No. 333-151762 filed on June 18, 2008), an additional 6,500,000 shares of its common stock issuable under the plan (SEC File No. 333-160350 filed on June 30, 2009) and an additional 6,000,000 shares of its common stock issuable under the plan (SEC File Number 333-171468 filed on December 29, 2010).  The contents of these prior registration statements are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

(a) The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2010 filed on March 1, 2011;

(b) The Company’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2011, filed on May 10, 2011; for the fiscal quarter ended June 30, 2011, filed on August 9, 2011; and for the fiscal quarter ended September 30, 2011, filed on November 9, 2011;

(c) The Company’s current reports on Form 8-K filed on January 24, 2011, February 3, 2011, February 9, 2011, February 22, 2011, February 25, 2011, March 7, 2011, April 5, 2011, April 8, 2011, April 29, 2011, May 5, 2011, May 19, 2011, June 9, 2011, June 16, 2011, August 4, 2011, September 23, 2011, November 1, 2011, November 4, 2011, November 10, 2011 and November 17, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

(d) The description of the Company's common stock contained in the registration statement on Form 8-B (SEC File No. 001-13726) filed on December 12, 1996, including the amendment to such description filed on Form 8-K on February 9, 2011, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

For a list of exhibits to this registration statement, see the Exhibit Index, which is incorporated into this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 18, 2011.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon
Chairman of the Board and Chief Executive Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Domenic J. Dell’Osso, Jr., and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this registration statement, including post effective amendments, and to do any and all acts they or either of them determines may be necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 18, 2011.

SIGNATURE	TITLE

/s/ AUBREY K. MCCLENDON	Chairman of the Board, Chief
Aubrey K. McClendon	Executive Officer & Director
(Principal Executive Officer)

/s/ DOMENIC J. DELL'OSSO, JR.	Executive Vice President & Chief
Domenic J. Dell’Osso, Jr.	Financial Officer
(Principal Financial Officer)

/s/ MICHAEL A. JOHNSON	Senior Vice President – Accounting,
Michael A. Johnson	Controller & Chief Accounting Officer
(Principal Accounting Officer)

/s/ RICHARD K. DAVIDSON	Director
Richard K. Davidson

/s/ KATHLEEN EISBRENNER	Director
Kathleen Eisbrenner

/s/ V. BURNS HARGIS	Director
V. Burns Hargis

/s/ FRANK KEATING	Director
Frank Keating

/s/ CHARLES T. MAXWELL	Director
Charles T. Maxwell

/s/ MERRILL A. MILLER, JR.	Director
Merrill A. Miller, Jr.

/s/ DON L. NICKLES	Director
Don L. Nickles

/s/ LOUIS A. SIMPSON	Director
Louis A. Simpson

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Data & Consulting Services Division of Schlumberger Technology Corporation

23.4	Consent of Lee Keeling and Associates, Inc.

23.5	Consent of Ryder Scott Company, L.P.

23.6	Consent of Bracewell & Giuliani LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan. (Incorporated herein by reference to Exhibit 10.1.14 to the Company's current report on Form 8-K filed June 16, 2011.)